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                                  EXHIBIT 5.1





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                       [JENKENS & GILCHRIST LETTERHEAD]



                                  May 31, 1995




Cash America International, Inc.
1600 West 7th Street
Fort Worth, Texas 76102

         Re: Cash America International, Inc. - 1994 Long-Term Incentive Plan Plan Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Cash America International, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange commission on or about May 31, 1995 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,400,000 shares of the $.10 par value common stock (the "Common Stock") of the Company that are offered on the exercise of the incentive stock options and nonqualified stock options (collectively, the "Options") granted or that may be granted under the Cash America International, Inc. Long-Term Incentive Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we
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                             JENKENS & GILCHRIST
                          A PROFESSIONAL CORPORATION

Cash America International, Inc.
May 31, 1995
Page 2


deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available at least 1,400,000 shares of authorized but unissued stock and/or treasury shares from which the 1,400,000 shares of Common Stock proposed to be sold pursuant to exercise of Options granted or to be granted under the Plan may be issued. Assuming that (a) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who exercise Options granted under the Plan, (b) the Options are issued in accordance with the Plan, (c) the shares of Common Stock are issued in accordance with the Plan and the associated option agreement for which such shares are being issued, and (d) the consideration for shares of Common Stock issued pursuant to such Options is actually received by the Company as provided in the Plan and exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange commission thereunder.

                                       Very truly yours,

                                       JENKENS & GILCHRIST, a Professional
                                       Corporation

                                       By:   /s/ L. STEVEN LESHIN
                                             L. Steven Leshin
                                             Authorized Signatory